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A PARTNERSHIP OF INCORPORATED PROFESSIONALS                       AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS


We hereby consent to the use in the Form SB-2 Amendment #2 of GlobePan Resources, Inc. (the "Company"), of our report of July 25, 2005 on the financial statements as of June 30, 2005 and for the period then ended. We also consent to the reference to our firm under the heading "Experts" in the Form SB-2. Our report dated July 25, 2005 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.






Vancouver, Canada                                              "AMISANO HANSON"
February 8, 2006                                         CHARTERED  ACCOUNTANTS



750 West Pender Street, Suite 604                       Telephone: (604)689-0188
Vancouver, Canada                                       Facsimile: (604)689-9773
V6C 2T7                                                E-Mail: amishan@telus.net